BlackRock Funds:
Money Market Portfolio

File Number:

CIK Number:

For the Period
Ended:
03/31/08




Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the period October 1, 2007 through March 31, 2008.

                                 PURCHASES (IN THOUSANDS)
TRANSACTION       FACE        SECURITY                    DUE
DATE             AMOUNT      DESCRIPTION    RATE         DATE
10/31/07       $  5,000      IRISH LIFE     4.97        01/31/08
                             AND PERM

01/08/08       $ 28,900      EBBETS         4.70        01/09/08
                             FUNDING

01/18/08       $  4,480      EBBETS         4.90        01/22/08
                             FUNDING

03/04/08       $  6,539      LLOYDS         2.92        06/03/08
                             TSB BANK PLC

03/28/08       $  5,000      LONG LANE     2.80         03/31/08
                             MASTER TRUST IV

                                 SALES (IN THOUSANDS)
TRANSACTION     FACE          SECURITY                    DUE
DATE            AMOUNT       DESCRIPTION    RATE         DATE
03/04/08       $  10,000     LEXINGTON      3.46        04/17/08
                             PARKER CAPITAL